Exhibit 99.4

Offer to Exchange

10.75% Senior Cash Pay Notes Due August 1, 2016

for any and all outstanding

10.75% Senior Cash Pay Notes Due August 1, 2016

of

CLEAR CHANNEL COMMUNICATIONS, INC.

                        , 2009

To Our Clients:

Enclosed for your consideration is a Prospectus, dated                         , 2009 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Clear Channel Communications, Inc. (the “Company”) and the direct parent and direct and indirect subsidiaries of the Company named in Schedule I hereto (the “Guarantors”), to exchange $980,000,000 in principal amount of the Company’s new 10.75% Senior Cash Pay Notes due August 1, 2016 (the “Exchange Notes”), for $980,000,000, in a denomination equal to $2,000 and in integral multiples of $1,000 in principal amount thereafter, in principal amount of outstanding 10.75% Senior Cash Pay Notes due August 1, 2016 (with CUSIP numbers 184502 AZ5 and U18285 AD5, the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company and the Guarantors contained in the Registration Rights Agreement, dated July 30, 2008, by and between the Company and the other parties signatory thereto. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (except as provided herein or in the Prospectus) and are not subject to any covenant regarding registration under the Securities Act of 1933, as amended (the “Securities Act”). The Outstanding Notes are unconditionally guaranteed (the “Outstanding Guarantees”) by the Guarantors on an unsecured senior basis, and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors on an unsecured senior basis.

Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Outstanding Guarantees.

The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus. See “The Exchange Offers—Conditions to the Exchange Offers” in the Prospectus.

The Company will pay any transfer taxes payable in connection with the exchange of Outstanding Notes for Exchange Notes, except as otherwise provided in the Prospectus in “The Exchange Offers—Transfer Taxes” and in Instruction 5 of the Letter of Transmittal.

This material is being forwarded to you as the beneficial owner of Outstanding Notes carried by us for your account or benefit but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company, or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and the Letter of Transmittal. However, we urge you to read the Prospectus carefully before instructing us as to whether or not to tender your Outstanding Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 A.M. midnight, New York City time, on                         , 2009, unless the Exchange Offer is extended by the Company. The time the Exchange Offer expires is referred to as the “Expiration Date.” If not yet accepted, tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date.

IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OUTSTANDING NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE REVERSE HEREOF.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL EXCHANGES BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF OUTSTANDING NOTES RESIDING IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS TO REGISTERED HOLDER

FROM BENEFICIAL OWNER

OF

10.75% Senior Cash Pay Notes Due August 1, 2016

The undersigned hereby acknowledges receipt of the Prospectus, dated                         , 2009 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Clear Channel Communications, Inc. (the “Company”) and the direct parent and direct and indirect subsidiaries of the Company named in Schedule I hereto (the “Guarantors”) to exchange $980,000,000 in principal amount of the Company’s new 10.75% Senior Cash Pay Notes due August 1, 2016 (the “Exchange Notes”), for $980,000,000, in a denomination equal to $2,000 and in integral multiples of $1,000 in principal amount thereafter, in principal amount of outstanding 10.75% Senior Cash Pay Notes due August 1, 2016 (with CUSIP numbers 184502 AZ5 and U18285 AD5, the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$                     of the Outstanding Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐  To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

$                     of the Outstanding Notes.

* You should note that the minimum permitted tender is $2,000 in principal amount of Outstanding Notes and in integral multiples of $1,000 thereafter. Unless a specific contrary instruction is given in the space provided, your signature(s) on the instructions shall constitute an instruction to tender all of the Outstanding Notes held by us for your account.

☐  NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including, but not limited to, the representations that (i) the undersigned is obtaining the Exchange Notes in the ordinary course of business of the undersigned, (ii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)) of the Exchange Notes, (iii) the undersigned is not an “affiliate” of the Company or any of the Guarantors within the meaning of Rule 405 under the Securities Act, (iv) if the undersigned or the person receiving such Exchange Notes, whether or not such person is the undersigned, is not a broker-dealer, that the undersigned is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes and (v) if the undersigned or person receiving such Exchange Notes, whether or not such person is the undersigned, is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes received in respect of such Outstanding Notes pursuant to the Exchange Offer, however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an

“underwriter” within the meaning of the Securities Act, (b) to make such agreements, representations and warranties on the undersigned’s behalf as are set forth in the Letter of Transmittal, and (c) to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Outstanding Notes.

SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

Names(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

SCHEDULE I

ACKERLEY BROADCASTING OPERATIONS, LLC, a Delaware limited liability company

AMFM AIR SERVICES, INC., a Delaware corporation

AMFM BROADCASTING LICENSES, LLC, a Delaware limited liability company

AMFM BROADCASTING, INC., a Delaware corporation

AMFM HOLDINGS INC., a Delaware corporation

AMFM INC., a Delaware corporation

AMFM MICHIGAN, LLC, a Delaware limited liability company

AMFM OPERATING INC., a Delaware corporation

AMFM RADIO GROUP, INC., a Delaware corporation

AMFM RADIO LICENSES, LLC, a Delaware limited liability company

AMFM SHAMROCK TEXAS, INC., a Texas corporation

AMFM TEXAS BROADCASTING, LP, a Delaware limited partnership

AMFM TEXAS LICENSES, LP, a Delaware limited partnership

AMFM TEXAS, LLC, a Delaware limited liability company

BROADCAST ARCHITECTURE, INC., a Massachusetts corporation

BROADCAST FINANCE, INC., an Ohio corporation

CAPSTAR BROADCASTING PARTNERS, INC., a Delaware corporation

CAPSTAR RADIO OPERATING COMPANY, a Delaware corporation

CAPSTAR TX LIMITED PARTNERSHIP, a Delaware limited partnership

CC BROADCAST HOLDINGS, INC., a Nevada corporation

CC FINCO HOLDINGS, LLC, a Delaware limited liability company

CC LICENSES, LLC, a Delaware limited liability company

CCB TEXAS LICENSES, INC., a Texas corporation

CENTRAL NY NEWS, INC., a Washington corporation

CHRISTAL RADIO SALES, INC., a Delaware corporation

CINE GUARANTORS II, INC., a California corporation

CITICASTERS CO., an Ohio corporation

CITICASTERS LICENSES, INC., a Texas corporation

CLEAR CHANNEL AVIATION, LLC, a Delaware limited liability company

CLEAR CHANNEL BROADCASTING LICENSES, INC., a Nevada corporation

CLEAR CHANNEL BROADCASTING, INC., a Nevada corporation

CLEAR CHANNEL CAPITAL I, LLC, a Delaware limited liability company

CLEAR CHANNEL COLLECTIVE MARKETING, LLC, a Delaware limited liability company

CLEAR CHANNEL COMPANY STORE, INC., a Nevada corporation

CLEAR CHANNEL HOLDINGS, INC., a Nevada corporation

CLEAR CHANNEL IDENTITY, INC., a Texas corporation

CLEAR CHANNEL INVESTMENTS, INC., a Nevada corporation

CLEAR CHANNEL MANAGEMENT SERVICES, INC., a Texas corporation

CLEAR CHANNEL MEXICO HOLDINGS, INC., a Nevada corporation

CLEAR CHANNEL REAL ESTATE, LLC, a Delaware limited liability company

CLEAR CHANNEL SATELLITE SERVICES, INC., a Delaware corporation

CLEAR CHANNEL WIRELESS, INC., a Nevada corporation

CLEARMART, INC., a Nevada corporation

CRITICAL MASS MEDIA, INC., an Ohio corporation

JACOR BROADCASTING CORPORATION, an Ohio corporation

JACOR BROADCASTING OF COLORADO, INC., a Colorado corporation

JACOR BROADCASTING OF DENVER, INC., a California corporation

JACOR COMMUNICATIONS COMPANY, a Florida corporation

KATZ COMMUNICATIONS, INC., a Delaware corporation

KATZ MEDIA GROUP, INC., a Delaware corporation

KATZ MILLENNIUM SALES & MARKETING INC., a Delaware corporation

KATZ NET RADIO SALES, INC., a Delaware corporation

KTZMEDIA CORPORATION, a Delaware corporation

M STREET CORPORATION, a Washington corporation

PREMIERE RADIO NETWORKS, INC., a Delaware corporation

RADIO-ACTIVE MEDIA, INC., a Delaware corporation

TERRESTRIAL RF LICENSING, INC., a Nevada corporation

THE NEW RESEARCH GROUP, INC., a Nevada corporation